UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2012 (August 21, 2012)

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 McLeod Drive, Suite 120	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 939-0230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 16, 2012, we completed our acquisition of substantially all of the assets of LiveOpenly, Inc., a California corporation (“LiveOpenly”), which sourced, published and sold discounted offers for goods and services through local retail merchants, pursuant to an asset purchase agreement dated as of July 30, 2012, which we refer to as the purchase agreement. We entered into the purchase agreement with LiveOpenly on August 9, 2012. Pursuant to the purchase agreement, we acquired LiveOpenly’s sourcing contracts, software, customer lists, trademarks, domain names, and related assets, which we refer to as the purchased business. Pursuant to the purchase agreement, we issued 75,000 shares of our common stock to LiveOpenly.

In connection with our acquisition of the purchased business from LiveOpenly, we have engaged Ejimofor Umenyiora, the former Director of Sales of LiveOpenly, and Akeem Adeteju, the former Chief Technology Officer of LiveOpenly, as independent contractors.

A copy of the purchase agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The foregoing description of the purchase agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To the extent required pursuant to Items 2.01 and 9.01(a) of Form 8-K, we will file audited financial statements for the acquired business in an amendment to this Report on or before October 26, 2012.

(b) Pro Forma Financial Information.

To the extent required pursuant to Items 2.01 and 9.01(b) of Form 8-K, we will file pro forma financial information giving effect to the acquisition of the acquired business in an amendment to this Report on or before October 26, 2012.

(c) Exhibits.

Exhibit No.	Description	Comment
99.1	Asset Purchase Agreement Between LiveDeal, Inc. and LiveOpenly, Inc.	Incorporated by reference to Exhibit 2.1 of our Form 10-Q, filed August 14, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: August 21, 2012	By: /s/ Jon Isaac Jon Isaac President and Chief Executive Officer

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